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                                                                       EXHIBIT 1


                                   AGREEMENT


     Pursuant to Rule 13d-1 (k) (1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of shares of Common Stock of Auxer Group, Inc. and that this statement is filed on behalf of each of them.

     This agreement may be executed in any number of counterparts, each of which shall be deemed an original.

Dated:  April 6, 2001

                                         /s/  Mark Neuhaus
                                    By:  ________________________________
                                         Mark Neuhaus


                                    COLDWATER CAPITAL LLC

                                    By:  Mark Neuhaus

                                         /s/  Mark Neuhaus
                                    By:  ________________________________
                                         Managing Member